Exhibit 10.1

Execution Version

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This COMPANY SHAREHOLDER SUPPORT AGREEMENT is dated as of January 11, 2026 (this “Support Agreement”), by the shareholder which has a majority interest in the Company as listed on Exhibit A hereto (“Shareholder”), Exascale Labs Inc., a Delaware corporation (“Company”), and D. Boral ARC Acquisition I Corp., a company organized under the laws of the British Virgin Islands (“Parent”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, Parent and Company, together with Purchaser and Merger Sub have entered into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which, among other things, (a) Parent will merge with and into Purchaser, in which Purchaser will be the surviving entity (the “Reincorporation Merger”); and (b) promptly following the Reincorporation Merger, Merger Sub will merge with and into Company, in which Company will be the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger” and, together with Reincorporation Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, as of the date hereof, the Shareholder owns the number of shares of Company set forth opposite its name on Exhibit A (all such shares, or any additional shares of Company or any successor entity of which ownership of record or the power to vote, directly or indirectly, is hereafter acquired by the Shareholder prior to the termination of this Support Agreement being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce Parent, Purchaser and Merger Sub to enter into the Merger Agreement, the Shareholder is executing and delivering this Support Agreement to Parent.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements.

During the period commencing on the date hereof and ending on the earlier to occur of (i) the Closing Date, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with Section 12.1 thereof (whichever is earlier, the “Expiration Time”), the Shareholder, in its capacity as a shareholder of Company, agrees that, at any meeting of Company’ shareholders related to the Transactions (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of Company’ shareholders related to the Transactions (all meetings or consents related to the Merger Agreement, collectively, the “Meeting”), such Shareholder shall:

a. when the Meeting is held, appear at the Meeting or otherwise cause its Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares in favor of the Merger Agreement and the Transactions;

c. authorize and approve any amendment to Company’s Organizational Documents that is deemed necessary or advisable by Company for purposes of effecting the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its Shareholder Shares against any other action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions, (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of Company under the Merger Agreement or (iii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, the Shareholder agrees that, it shall not sell, assign or otherwise transfer any of its Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in substantially the form set forth on Exhibit B. Company shall not register any sale, assignment or transfer of the Shareholder Shares on its stock ledger (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending at the Expiration Time, in the event that, (a) any Company Shares or other equity securities of Company are issued to the Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or other securities of any other entity in exchange for Company’ securities owned by the Shareholder, (b) the Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or other equity securities of Company or securities of any other entity in exchange for Company securities owned by the Shareholder, after the date of this Support Agreement, or (c) the Shareholder acquires the right to vote or share in the voting of any Company Shares (apart from Company’ securities owned by the Shareholder) or other equity securities of Company after the date of this Support Agreement (such Company Shares or other equity securities of Company, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

4. No Challenge. The Shareholder agrees, in its capacity as a shareholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, Merger Sub or Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Consent to Disclosure. The Shareholder hereby consents to the publication and disclosure in the Proxy Statement, if necessary (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Purchaser, Merger Sub or Company to any Governmental Authority or to securityholders of Parent or Company) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by Parent, Purchaser, Merger Sub or Company, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by Parent, Purchaser, Merger Sub or Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. Termination of Company Financing Agreements, Related Agreements. The Shareholder, by this Support Agreement with respect to its Shareholder Shares, severally and not jointly, hereby agrees to terminate, subject to the Closing and effective as of the Effective Time, (a) all agreements with respect to Affiliate Transactions to which such Shareholder is party that are set forth on Schedule 5.24(a) of the Company Disclosure Schedules, if applicable to the Shareholder (the “Company Financing Agreements”); (b) any management rights or side letters between the Company and the Shareholder; and (c) any rights under any letter or agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to shareholders of the Company (clauses (a) through (c), collectively, the “Terminating Rights”) between Shareholder and the Company, but excluding, (i) for the avoidance of doubt, any rights Shareholder may have that relate to any commercial or employment agreements or arrangements between the Shareholder and the Company or any Subsidiary thereof, which shall survive the Closing in accordance with their terms, and (ii) any indemnification, advancement of expenses and exculpation rights of the Shareholder or any of its Affiliates set forth in the foregoing documents, which shall survive the Closing in accordance with their terms; provided that all Terminating Rights between the Company and any other holder of Company Shares shall also terminate at such time.

7. Waiver. The Shareholder irrevocably and unconditionally (a) waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the Transactions, including the Merger, that such Shareholder may have under applicable law and (b) waives its or its successor entity’s right to certain payments upon liquidation of Company or other entity of which the Shareholder Shares represents ownership interests pursuant to Company’ or such other entity’s Organizational Documents.

8. Shareholder Representations. The Shareholder represents and warrants to Parent and Company, as of the date hereof, that:

a. such Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. (i) if such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Shareholder’s powers and have been duly authorized by all necessary actions on the part of the Shareholder, or (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine and such Shareholder has legal competence and capacity to execute the same;

c. this Support Agreement has been duly executed and delivered by such Shareholder and, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder will not, (i) if such Shareholder is an entity, conflict with or result in a violation of the organizational documents of such Shareholder, or (ii) whether such Shareholder is any entity or an individual, require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

e. there are no Proceedings pending or, to the knowledge of such Shareholder, threatened against such Shareholder before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of such Shareholder, by Company;

g. such Shareholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax, financial and legal advisors;

h. such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of such Shareholder’s obligations hereunder;

i. such Shareholder has good title to the Shareholder Shares set forth opposite such Shareholder’s name on Exhibit A, free and clear of any Liens other than Liens pursuant to this Agreement, the other Transaction Documents, the Organizational Documents of Company and Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted such Shareholder Shares; and

j. the Shareholder Shares listed opposite such Shareholder’s name on Exhibit A are the only shares of Company’ capital stock owned of record or beneficially owned by the Shareholder as of the date hereof, and none of such Shareholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shareholder Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

9. Damages; Remedies. The Shareholder hereby agrees and acknowledges that (a) Parent and Company would be irreparably injured in the event of a breach by the Shareholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

10. Binding Effect of Merger Agreement. The Shareholder shall be bound by and comply with Sections 10.1 (No Shop) and 13.13 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (x) the Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (y) each reference to the “Company” contained in such provisions also referred to such Shareholder.

11. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

12. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Shareholder, Parent and Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

13. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law; Jurisdiction; Jury Trial Waiver. Section 13.6 and Section 13.7 of the Merger Agreement are incorporated by reference herein and shall apply mutatis mutandis with full force to any disputes arising under this Support Agreement.

16. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 13.9 of the Merger Agreement to the applicable party, with respect to Parent or Company at the address set forth in Section 13.9 of the Merger Agreement, and, with respect to each Shareholder, at its address set forth on Exhibit A.

17. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve the Shareholder, Parent or Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

18. Adjustment for Stock Split. If, and as often as, there are any changes in the Shareholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, Parent, Company and the Shareholder Shares as so changed.

19. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

D. BORAL ARC ACQUISITION I CORP.

By:	/s/ John Darwin
	Name:	John Darwin
	Title:	Chief Financial Officer

EXASCALE LABS INC.

By:	/s/ Hoansoo Lee
	Name:	Hoansoo Lee
	Title:	Chief Executive Officer

[Signature Page to Company Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

SHAREHOLDER

/s/ Wenying Jia
Name:	Wenying Jia

[Signature Page to Company Shareholder Support Agreement]

EXHIBIT A

SHAREHOLDER

Shareholder	Number of Shares	Email for Notices	Address for Notices

A-1

EXHIBIT B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with Company Shareholder Support Agreement dated as of [●], 2026 (as the same may be amended from time to time, the “Support Agreement”), by and among Exascale Labs Inc., a Delaware corporation (“Company”), D. Boral ARC Acquisition I Corp., a company organized under the laws of the British Virgin Islands (“Parent”), and the shareholders party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Support Agreement.

By executing and delivering this Joinder Agreement to Company and Parent, the undersigned hereby agrees to become a party to, to be bound by and to comply with the Support Agreement as a Shareholder in the same manner as if the undersigned were an original signatory to the Support Agreement; provided, however, that (a) the expressions of “the date hereof” and “the date of this Support Agreement” or similar expressions the Support Agreement shall be deemed to be the date of this Joinder Agreement, and (b) for purposes of the Support Agreement and this Joinder Agreement, the Shareholder Shares owned by the Joining Party as of the date of this Joinder Agreement are __________ ___, 20__.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: __________ ___, 20__

[NAME OF JOINING PARTY]

By:
Name:
Title:

Notices Information:

Address:

Email:

Attention:

B-1